Exhibit 99.1

360 Global Wine files for bankruptcy

March 12 (Reuters) - 360 Global Wine Co. (TSIX.OB) said the company and its wholly-owned 360 Viansa LLC unit filed for Chapter 11 on March 7, 2007.

The board appointed John Bryan as chief executive officer and chief restructuring officer to guide the companies through their reorganization cases.

The filings will not affect operations at Viansa Winery, the company added in a statement.